THIRD AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of May 4, 2020 (the “Effective Date”) by and among SILICON VALLEY BANK, a California corporation (“Bank”), JIFF INC., a Delaware corporation (“Jiff”), and CASTLIGHT HEALTH, INC., a Delaware corporation (“Castlight”; together with Jiff, individually and collectively, jointly and severally, “Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank.
RECITALS
A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of April 3, 2017 (the “Prior Effective Date”) (as the same has been amended, modified, supplemented, renewed, or otherwise modified, from to time, the “Prior Loan Agreement”). Pursuant to the Prior Loan Agreement, Bank made certain loans and other credit accommodations available to Borrower, including (i) a term loan in the aggregate principal amount of Five Million Five Hundred Seventy-Seven Thousand Seven Hundred Twelve Dollars ($5,577,712) (the “Existing Term Loan”), and (ii) a recurring revenue line of credit in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) (the “Existing Recurring Revenue Loan”; together with the Existing Term Loan Facility, collectively, the “Existing Loan Facilities”).
B. Borrower has requested, and Bank has agreed, replace, amend and restate the Prior Loan Agreement in its entirety pursuant to this Agreement.
AGREEMENT
The parties hereby agree that the Prior Loan Agreement is hereby amended, restated, and replaced in its entirety as follows:
1.ACCOUNTING AND OTHER TERMS
Except as otherwise provided in this Agreement, (i) accounting terms not defined in this Agreement and (ii) calculations and determinations shall be construed or made following GAAP. Notwithstanding any terms in this Agreement to the contrary, for purposes of any financial covenant and other financial calculations in this Agreement (other than for purposes of updating the Borrowing Base) which are made in whole or in part based upon the Availability Amount as of the last day of a particular month, calculations relying on information from a Borrowing Base Statement shall be derived from the Borrowing Base Statement delivered within thirty (30) days of month end pursuant to Section 6.2(a) (and not, for clarity, any more recent Borrowing Base Statement delivered after such period), and the actual delivery date of such Borrowing Base Statement shall be deemed to be the last day of the applicable month. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.
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2.LOAN AND TERMS OF PAYMENT
2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.
2.2 Revolving Advances.
(a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein. Bank and Borrower agree to use reasonable efforts and work in good faith to complete the Initial Audit within ninety (90) days after the Effective Date.
(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.
2.3 Existing Term Loan.
(a) Availability. Borrower hereby acknowledges that as of the Effective Date, the aggregate outstanding principal balance of the Existing Term Loan is Two Million Four Hundred Seventy-Nine Thousand Two Hundred Eighty-Three Dollars and Twenty Cents ($2,479,283.20) (the “Existing Term Loan Balance”), and that the Existing Term Loan Balance is not subject to any offset or defense of any kind whatsoever, and in the event Borrower has any offsets or defenses thereto, Borrower hereby irrevocably waives all such offsets and defenses. Bank and Borrower hereby agree that there is no further availability under the Existing Term Loan and that the Existing Term Loan was advanced in full on the Existing Term Loan Effective Date. The Obligations owing with respect to the Existing Term Loan have not been extinguished or discharged herby and the execution of this Agreement is not intended to and shall not cause or result in a novation with respect to the Existing Term Loan. Borrower will continue to repay the outstanding balance of the Existing Term Loan (including interest on the outstanding balance) in accordance with the terms of this Agreement.
(b) Repayment. Borrower hereby agrees to continue to repay the Existing Term Loan in equal consecutive monthly payments of principal, each in an amount which would fully amortize the Existing Term Loan Balance, plus accrued interest, which interest shall be calculated at the rate set forth in Section 2.5(a)(ii) and which payments shall be made on each Payment Date. All unpaid principal and accrued and unpaid interest on the Existing Term Loan are due and payable in full on the Existing Term Loan Maturity Date.
(c) Prepayment.
(i) Mandatory Prepayment Upon an Acceleration. If the Existing Term Loan is accelerated by Bank following the occurrence of an Event of Default or otherwise as provided herein, Borrower shall immediately pay to Bank an amount equal to the sum of: (A) all accrued and unpaid

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interest with respect to the Existing Term Loan through the date the prepayment is made; plus (B) all unpaid principal with respect to the Existing Term Loan; plus (C) the Final Payment; plus (D) the Deferred Jiff Final Payment; plus (E) the Make-Whole Premium; plus (F) all other unpaid sums, if any, that shall have become due and payable hereunder with respect to the Existing Term Loan as of the date of repayment, including interest at the Default Rate with respect to any past due amounts.
(ii) Voluntary Prepayment. At Borrower’s option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay all, but not less than all, of the Existing Term Loan advanced by Bank under this Agreement, provided that Borrower (A) provides written notice to Bank of its election to exercise to prepay the Existing Term Loan at least ten (10) Business Days prior to such prepayment, and (B) pays, on the date of the prepayment (1) all accrued and unpaid interest with respect to the Existing Term Loan through the date the prepayment is made; plus (2) all unpaid principal with respect to the Existing Term Loan; plus (3) the Final Payment; plus (4) the Deferred Jiff Final Payment; plus (5) the Make-Whole Premium; plus (6) all other unpaid sums, if any, that shall have become due and payable hereunder with respect to the Existing Term Loan.
2.4 Overadvances. If, at any time, the outstanding principal amount of any Advances exceeds (a) the lesser of either the Revolving Line or the Borrowing Base minus (b) the aggregate principal amount then outstanding under the Existing Term Loan, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.0%).
2.5 Payment of Interest on the Credit Extensions.
(a) Interest Rate.
(i) Advances. Subject to Section 2.5(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one percent (1.00%), which interest shall be payable monthly in accordance with Section 2.5(d) below.
(ii) Existing Term Loan. Subject to Section 2.5(b), the principal amount outstanding for the Existing Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate minus one percent (1.00%) but not less than zero percent (0%). Interest on the Existing Term Loan shall be payable monthly in accordance with Section 2.5(d) below.
(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percent (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.5(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

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(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.
(d) Payment; Interest Computation. Interest is payable monthly on each Payment Date of each month. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and  the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.
2.6 Fees. Borrower shall pay to Bank:
(a) Commitment Fee. A fully earned, non-refundable, commitment fee of One Hundred Twenty-Five Thousand Dollars ($125,000) due and payable on the Effective Date.
(b) First Anniversary Fee. A fully earned, non-refundable anniversary fee of One Hundred Twenty-Five Thousand Dollars ($125,000) (the “First Anniversary Fee”) is earned as of the Effective Date and is due and payable on the earlier to occur of (i) the one (1) year anniversary of the Effective Date, (ii) the termination of this Agreement or (iii) the occurrence of an Event of Default.
(c) Second Anniversary Fee. A fully earned, non-refundable anniversary fee of One Hundred Twenty-Five Thousand Dollars ($125,000) (the “Second Anniversary Fee”, and together with the First Anniversary Fee, the “Anniversary Fees”) is earned as of the Effective Date and is due and payable on the earlier to occur of (i) the two (2) year anniversary of the Effective Date, (ii) the termination of this Agreement or (iii) the occurrence of an Event of Default.
(d) Deferred Jiff Final Payment. On the earlier of (i) the Existing Term Loan Maturity Date, (ii) the final payment date of the Existing Term Loan, or (iii) at the time of a prepayment pursuant to the terms of Section 2.3(c), Borrower shall pay the Deferred Jiff Final Payment.
(e) Final Payment. On the earlier of (i) the Existing Term Loan Maturity Date, (ii) the final payment date of the Existing Term Loan, or (iii) at the time of a prepayment pursuant to the terms of Section 2.3(c), Borrower shall pay, in addition to the outstanding principal, accrued and unpaid interest, and all other amounts due on such date with respect to the Existing Term Loan, an amount equal to the Final Payment.
(f) Make-Whole Premium. The Make-Whole Premium when due pursuant to the terms of Section 2.3(c) of this Agreement.
(g) Termination Fee. Upon termination of this Agreement for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) (the “Termination Fee”). Notwithstanding the foregoing, Bank agrees to waive the Termination Fee if Bank closes on the refinance and re-documentation of the Revolving Line under this Agreement under another division of Bank (in its sole and exclusive discretion).

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(h) Good Faith Deposit. Borrower has paid to Bank a deposit of Twenty-Five Thousand Dollars ($25,000) (the “Good Faith Deposit”) to initiate Bank’s due diligence review process. Any portion of the Good Faith Deposit not utilized to pay Bank Expenses will be paid to Borrower.
(i) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).
(j) Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.6 pursuant to the terms of Section 2.7(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.6.
2.7 Payments; Application of Payments; Debit of Accounts.
(a) All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
(b) Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.
(c) Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.
2.8 Withholding. Payments received by Bank from Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Bank, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and

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Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.8 shall survive the termination of this Agreement.
3.CONDITIONS OF LOANS
3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:
(a) duly executed signatures to the Loan Documents;
(b) the Operating Documents and good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;
(c) duly executed signatures to the completed Borrowing Resolutions for Borrower;
(d) the Beneficial Ownership Information Disclosure Form, completed and duly executed;
(e) certified copies, dated as of a recent date, of financing statement searches, as Bank may reasonably request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements constitute Permitted Liens; and
(f) payment of the fees and Bank Expenses then due as specified in Section 2.6 hereof.
3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:
(a) timely receipt of the Credit Extension request and any materials and documents required by Section 3.4;
(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension taking into account updates thereof subsequent to the Effective Date to the extent permitted by notice to Bank by one or more specific provisions of this Agreement; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete

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in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects taking into account updates thereof subsequent to the Effective Date to the extent permitted by notice to the Bank by one or more specific provisions of this Agreement; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and
(c) in Bank’s sole discretion, there has not been a Material Adverse Change.
If any event, condition, circumstances or other factor (collectively, “Circumstances”) exists or does not exist whose existence or non-existence serves as justification under Section 3.1 or this Section 3.2 for Bank’s refusal to make a requested Credit Extension, the existence or non-existence or such Circumstances shall not constitute an Event of Default under Section 8 unless it independently constitutes an Event of Default pursuant to another provision of this Agreement.
3.3 Covenant to Deliver.
(a) Except as otherwise provided in Section 3.3(b), Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.
(b) Unless otherwise provided in writing, within thirty (30) days after the Effective Date, Bank shall have received, in form and substance satisfactory to Bank, evidence satisfactory to Bank that the insurance policies and endorsements required by Section 6.7 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank.
3.4 Procedures for Borrowing.
(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Pacific time on the Funding Date of the Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances. In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions

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from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.
4.CREATION OF SECURITY INTEREST.
4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.
Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).
If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. Bank shall use reasonable commercial efforts to inform Borrower within a commercially reasonable period of time what constitutes acceptable cash collateral with respect to each Bank Services Agreement in force and effect when Borrower delivers its written termination notice. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating to such Letters of Credit.
4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

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4.3 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.
5.REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants as follows:
5.1 Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled “Perfection Certificate”. Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the date thereof to the extent permitted by one or more specific provisions in this Agreement) whether by an updated Perfection Certificate or by written notices from Borrower to Bank which will be deemed to update the Perfection Certificate); provided, that the information therein with respect to Borrower’s Intellectual Property, officers and outstanding taxes shall not be required to be true as of any date other than the Effective Date except to the extent expressly set forth to the contrary herein.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

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5.2 Collateral. Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the terms of Section 6.8(b). The Accounts are bona fide, existing obligations of the Account Debtors.
The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.
All Inventory is in all material respects of good and marketable quality, free from material defects.
Borrower is the sole owner of the material Intellectual Property which it owns or purports to own except for  non-exclusive licenses granted to its customers in the ordinary course of business,  over-the-counter software that is commercially available to the public, and  material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Borrower’s business is, to Borrower’s knowledge, valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business. Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.
5.3 Accounts Receivable.
(a) For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account.
(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Statement. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.
5.4 Litigation. There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries involving

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more than, individually or in the aggregate, One Hundred Fifty Thousand Dollars ($150,000) other than actions or proceedings that have been disclosed to Bank in writing.
5.5 Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank by submission to the Financial Statement Repository fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository.
5.6 Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.
5.7 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower  has complied in all material respects with all Requirements of Law, and  has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.
5.8 Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.
5.9 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except  to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or  if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Twenty Five Thousand Dollars ($25,000).
To the extent Borrower defers payment of any contested taxes, Borrower shall  notify Bank in writing of the commencement of, and any material development in, the proceedings, and  post bonds or take any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any material claims or adjustments proposed for any of Borrower’s prior tax years which could reasonably be expected to result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation

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plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and to finance Permitted Acquisitions and not for personal, family, household or agricultural purposes.
5.11 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements submitted to the Financial Statement Repository or otherwise given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.
6.AFFIRMATIVE COVENANTS
Until such time as all Obligations are satisfied in full and Bank has no further obligation to make Credit Extensions to Borrower, Borrower shall do all of the following:
6.1 Government Compliance.
(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject, where the failure to so comply could reasonably be expected to have a material adverse effect on Borrower’s business or operations.
(b) Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.
6.2 Financial Statements, Reports, Certificates. Provide Bank with the following by posting to the Financial Statement Repository:

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(a) a Borrowing Base Statement (and any schedules related thereto and including a detailed accounts receivable ledger and any other information requested by Bank with respect to Borrower’s Accounts) (i) no later than Friday of each week when a Streamline Period is not in effect, (ii) within thirty (30) days after the end of each month when a Streamline Period is in effect, and (iii) upon each request for an Advance;
(b) within thirty (30) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger trial balance, and (D) detailed debtor listing;
(c) as soon as available, but no later than (i) thirty (30) days after the last day of each of the first two (2) months of each fiscal quarter, and (ii) forty-five (45) days after the last day of the last month of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month, certified by a Responsible Officer and in a form reasonably acceptable to Bank (the “Monthly Financial Statements”);
(d) as soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter, a Deferred Revenue report;
(e) together with the Monthly Financial Statements, a completed Compliance Statement confirming that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request, including, without limitation, a statement that at the end of such fiscal quarter or month there were no held checks;
(f) within thirty (30) days after the last day of each fiscal year of Borrower (and more frequently as updated),  annual operating budgets (including income statements, balance sheets and cash flow statements, by quarter) for the upcoming fiscal year of Borrower, and  annual financial projections for the following fiscal year (on a quarterly basis) as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;
(g) as soon as available, and in any event within ninety (90) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;
(h) prompt written notice of any changes to the beneficial ownership information set out in Beneficial Ownership Information Disclosure Form. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers;

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(i) in the event that Borrower becomes subject to the reporting requirements under the Exchange Act within ten (10) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address; provided, however, Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;
(j) within ten (10) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;
(k) prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, One Hundred Fifty Thousand Dollars ($150,000) or more; and
(l) other financial information reasonably requested by Bank.
(m) Restatement of Representations. Any submission by Borrower of a Compliance Statement to the Financial Statement Repository pursuant to this Section 6.2 shall be deemed to be a representation by Borrower that (a) as of the end of the compliance period forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Statement; (b) as of the date of such submission, no Events of Default have occurred and are continuing; (c) all representations and warranties other than any representations or warranties that are made as of a specific date or time period in Article 5 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement; (d) as of the date of such submission, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9; and (e) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower have not previously provided written notification to Bank.
6.3 Accounts Receivable.
(a) Schedules and Documents Relating to Accounts. Borrower shall deliver to Bank transaction reports and schedules of collections, as provided in Section 6.2, on Bank’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrower’s Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such

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Accounts. In addition, Borrower shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.
(b) Disputes. Borrower shall promptly notify Bank of all disputes or claims relating to Accounts exceeding One Hundred Thousand Dollars ($100,000). Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as  Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank;  no Event of Default has occurred and is continuing; and  after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base.
(c) Collection of Accounts. Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or via electronic deposit capture into a “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(d), all amounts received in the Cash Collateral Account shall be (i) when a Streamline Period is not in effect, applied to immediately reduce the Obligations under the Revolving Line (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts), or (ii) when a Streamline Period is in effect, transferred on a daily basis to Borrower’s operating account with Bank. Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).
(d) Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.3(c) above (including amounts otherwise required to be transferred to Borrower’s operating account with Bank when a Streamline Period is in effect) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.
(e) Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Bank, and immediately notify Bank of the return of the Inventory.
(f) Verifications; Confirmations; Credit Quality; Notifications. Bank may, from time to time, (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as

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Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit.
(g) No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.
6.4 Remittance of Proceeds. Except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 2.5(b) hereof, and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of Fifty Thousand Dollars ($50,000) or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.
6.5 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
6.6 Access to Collateral; Books and Records. At reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be conducted no more often than once every twelve (12) months (or more frequently as Bank in its sole discretion determines that conditions warrant) unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000.00) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to reschedule the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies)

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Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000.00) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.
6.7 Insurance.
(a) Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as the sole lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.
(b) Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations.
(c) At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.7 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank twenty (20) days (ten (10) days for non-payment of premium) prior written notice before any such policy or policies shall be materially altered or canceled. If Borrower fails to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank deems prudent.
6.8 Operating Accounts.
(a) Borrower and any Subsidiary of Borrower shall maintain all of its operating accounts and excess cash with Bank or Bank’s Affiliates.
(b) In addition to and without limiting the restrictions in (a), Borrower shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.

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(c) Borrower and any Subsidiary of Borrower shall obtain all other primary commercial banking services, including without limitation, any letters of credit and any business credit card exclusively from Bank.
6.9 Financial Covenants. Maintain at all times, as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower:
(a) Adjusted Quick Ratio. An Adjusted Quick Ratio of at least 1.30 to 1.00.
(b) Remaining Months Liquidity. Tested as of the last day of each month, Remaining Months Liquidity of at least 12.00:1.00.
Notwithstanding the foregoing, Borrower’s failure to comply with the financial covenants set forth in this Section 6.9 shall not in and of itself constitute an Event of Default with respect to the Existing Term Loan Advances.
6.10 Protection of Intellectual Property Rights.
(a) (i) Use all commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property material to Borrower’s business; (ii) promptly advise Bank in writing of material infringements or any other event known to Borrower that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to Borrower’s business; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.
(b) Provide written notice to Bank within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such commercially reasonable steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.
6.11 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower; provided, however, that in the event such third-party suit or proceeding arises directly from the gross negligence or willful misconduct of Bank or its agents, any expenses incurred by Borrower in connection with its cooperation shall be borne by Bank. All confidential information obtained by Bank during or as a result of such activities shall be governed by Section 12.9.
6.12 Online Banking.

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(a) Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).
(b) Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.
6.13 Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower shall, if requested by Bank in its sole discretion,  cause any new Domestic Subsidiary to provide to Bank a joinder to this Agreement to cause such Domestic Subsidiary to become a co-borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Domestic Subsidiary),  provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary (subject to the limitations set forth in Exhibit A with respect to Foreign Subsidiaries), in form and substance satisfactory to Bank, and  provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, if requested by Bank in its sole discretion, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.13 shall be a Loan Document.
6.14 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.
7.NEGATIVE COVENANTS
Borrower shall not do any of the following without Bank’s prior written consent:
7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (each, a “Permitted Transfer”) (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the

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reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; and (f) of non-exclusive licenses for the use of the Intellectual Property of Borrower or its Subsidiaries in the ordinary course of business.
7.2 Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) fail to provide notice to Bank of the Key Person departing from or ceasing to be employed by Borrower within ten (10) days after his or her departure from Borrower; or (d) permit or suffer any Change in Control.
Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of Two Hundred Fifty Thousand Dollars ($250,000) of Borrower's assets or property, then Borrower will first receive the written consent of Bank, and the landlord of any such new offices or business locations, including warehouses, shall execute and deliver a landlord consent in form and substance reasonably satisfactory to Bank. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance reasonably satisfactory to Bank.
7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (each, a “Target”) (including, without limitation, by the formation of any Subsidiary or pursuant to a Division) (an “Acquisition”), except that (i) a Subsidiary may merge or consolidate into another Subsidiary or into Borrower, and (ii) Borrower and its Subsidiaries may consummate any Permitted Acquisition.
7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its

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Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except (i) as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein, and (ii) customary restrictions on assignment in any license agreement where Borrower or Subsidiary is the licensee (and not the licensor).
7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.8(b) hereof.
7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed One Hundred Thousand Dollars ($100,000) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.
7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business or as otherwise permitted by this Agreement, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.
7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.
7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of

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Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
8.EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date or the Term Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);
8.2 Covenant Default.
(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.5, 6.7, 6.8, 6.8(b), 6.10(b), 6.12 or violates any covenant in Section 7; or
(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;
8.3 Material Adverse Change. A Material Adverse Change occurs;
8.4 Attachment; Levy; Restraint on Business.
(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary), or  a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

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(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;
8.5 Insolvency.  Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent;  Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or  an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);
8.6 Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000); or (b) any breach or default by Borrower, the result of which would have a material adverse effect on Borrower’s business;
8.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Fifty Thousand Dollars ($150,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);
8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;
8.9 Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement;
8.10 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could reasonably be expected to result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) cause, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any

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applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction; or
8.11 Cross-Default with PPP Indebtedness. An event of default shall occur and be continuing under the PPP Indebtedness and such event of default is not cured within any applicable grace period provided therein.
9.BANK’S RIGHTS AND REMEDIES
9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:
(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);
(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;
(c) for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to at least one hundred five percent (105%) of the Dollar Equivalent (or one hundred ten percent (110%) if the Dollar Equivalent is denominated in Foreign Currency) of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit, provided that Bank shall promptly return to Borrower each such cash deposit, less any Bank Expenses (if any), when the related Letter of Credit terminates without being drawn upon;
(d) terminate any FX Contracts;
(e) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds;
(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank reasonably designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

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(g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower;
(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;
(i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(j) demand and receive possession of Borrower’s Books; and
(k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable following the occurrence of an Event of Default, to: (a) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and the Loan Documents have been terminated. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Loan Documents have been terminated.
9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with

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notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
9.4 Application of Payments and Proceeds. Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.
9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.
9.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.
9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.
9.8 Borrower Liability. Either Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives (i) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432,

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2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (ii) any right to require Bank to: (1) proceed against any Borrower or any other person; (2) proceed against or exhaust any security; or (3) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.
10.NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.
If to Borrower: Castlight Health, Inc.
150 Spear Street, Suite 400
San Francisco, California 94105
Attn: Will Bondurant
Email: wbondurant@castlight.com

With a copy (which
shall not constitute
notice) to:   Fenwick & West LLP
555 California Street
San Francisco, California 94104
Attn: Matthew Rossiter, Esq.
Email: mrossiter@fenwick.com

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If to Bank:  Silicon Valley Bank
505 Howard Street, 3rd Floor
San Francisco, California 94105
Attn: Brandon Clark
Email: bclark@svb.com
Financial Statement Repository: L43f1c@svb.com

11.CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE
Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure § 638 (or pursuant to comparable provisions of federal law if the dispute

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falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure Section 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.
This Section 11 shall survive the termination of this Agreement.
12.GENERAL PROVISIONS
12.1 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to (i) the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or (ii) the Term Loan Maturity Date pursuant to Section 2.3(c). Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.
12.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

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12.3 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.
12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
12.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.6 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.
12.7 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.
12.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
12.9 Confidentiality. In handling any confidential information, including but not limited to any confidential information obtained pursuant to any audit, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s

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examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.
Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive termination of this Agreement.
12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.
12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

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12.16 Transitional Arrangements. On the Effective Date, this Agreement shall amend, restate and supersede the Prior Loan Agreement in its entirety, except as provided in this Section. This Agreement is not intended to, and does not, novate the Prior Loan Agreement, and Borrower reaffirms that the existing security interest created by the Prior Loan Agreement is and remains in full force and effect. On the Effective Date, the rights and obligations of the parties evidenced by the Prior Loan Agreement shall be evidenced by this Agreement and the other Loan Documents and the grant of security interest in the Collateral by the Borrower under the Prior Loan Agreement and the other “Loan Documents” (as defined in the Prior Loan Agreement) shall continue under this Agreement and the other Loan Documents, and such security interest and any other rights and obligations which by their express terms survive the termination of the Loan Documents shall not in any event be terminated, extinguished or annulled but shall hereafter be governed by this Agreement and the other Loan Documents. All references to the Prior Loan Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof as amended, restated, or otherwise modified from time to time.
13.DEFINITIONS
13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:
“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.
“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.
“Acquisition” is defined in Section 7.3.
“Adjusted Quick Ratio” means a ratio of (a) Quick Assets to (b) Current Liabilities, plus the long term portion of the outstanding Indebtedness of Borrower to Bank (including the amount of any Advances), minus Deferred Revenue.
“Administrator” is an individual that is named:
(a)  as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and
(b)  as an Authorized Signer of Borrower in an approval by the Board.
“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line.

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“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members. For purposes of the definition of Eligible Accounts, Affiliate shall include a Specified Affiliate.
“Agreement” is defined in the preamble hereof.
“Anniversary Fees” is defined in Section 2.6(c).
“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.
“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, minus (b) the outstanding principal balance of any Advances, minus (c) the aggregate principal amount then outstanding under the Existing Term Loan.
“Bank” is defined in the preamble hereof.
“Bank Entities” is defined in Section 12.9.
“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.
“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).
“Bank Services Agreement” is defined in the definition of Bank Services.
“Beneficial Ownership Information Disclosure Form” means the form attached hereto as Exhibit D.
“Board” is Borrower’s board of directors.
“Borrower” is defined in the preamble hereof.

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“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Borrowing Base” is eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Statement (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Statement); provided, however, that Bank has the right, in its Permitted Discretion, to decrease the foregoing percentages to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.
“Borrowing Base Statement” is that certain report of the value of certain Collateral in the form specified by Bank to Borrower from time to time.
“Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit C.
“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.
“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.
“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (other than strategic investors who have acquired Borrower’s equity securities from Borrower and venture capital investors) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)5 under the Exchange Act), directly or indirectly, of thirty-five percent (35%) or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or by Borrower’s sale of its equity securities to venture capital, strategic or private equity investors so long as Borrower identifies to Bank the venture capital, strategic or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; or (b) at any time, Castlight shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding capital stock of Jiff, unless applicable law of the jurisdiction

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of incorporation requires otherwise, free and clear of all Liens (except Liens created by this Agreement).
“Claims” is defined in Section 12.3.
“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.
“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.
“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Compliance Statement” is that certain certificate in the form attached hereto as Exhibit B.
“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity

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Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
“Credit Extension” is any Advance, the Existing Term Loan, or any other extension of credit by Bank for Borrower’s benefit.
“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.
“Current Liabilities” are the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.
“Default Rate” is defined in Section 2.5(b).
“Deferred Jiff Final Payment” means the unaccrued portion of the “Final Payment” due to Bank under that certain Amended and Restated Loan and Security Agreement dated as of August 29, 2016 between Borrower and Bank equal to approximately Two Hundred Twenty-Five Thousand Three Hundred Twenty-Eight Dollars ($225,328) due on the dates set forth in Section 2.6(d).
“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.
“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
“Designated Deposit Account” is the multicurrency account denominated in Dollars, account number ending 4019 (last 4 digits only), maintained by Castlight with Bank.
“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.
“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

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“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.
“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) non-cash stock-based compensation expense.
“Effective Date” is defined in the preamble hereof.
“Eligible Accounts” means Accounts owing to Borrower which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, that have been, at the option of Bank, confirmed in accordance with Section 6.3(f) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its Permitted Discretion. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its Permitted Discretion. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:
(a) Accounts (i) for which the Account Debtor is Borrower’s Affiliate, officer, employee, investor, or agent, or (ii) that are intercompany Accounts;
(b) Accounts that the Account Debtor has not paid within one hundred twenty (120) days of invoice date regardless of invoice payment period terms;
(c) Accounts with credit balances over one hundred twenty (120) days from invoice date;
(d) Accounts owing from an Account Debtor if fifty percent (50%) or more of the Accounts owing from such Account Debtor have not been paid within one hundred twenty (120) days of invoice date;
(e) Accounts owing from an Account Debtor (i) which does not have its principal place of business in the United States or (ii) whose billing address (as set forth in the applicable invoice for such Account) is not in the United States, unless in the case of both (i) and (ii) such Accounts are otherwise approved by Bank in writing;
(f) Accounts billed from and/or payable to Borrower outside of the United States (sometimes called foreign invoiced accounts);
(g) Accounts in which Bank does not have a first priority, perfected security interest under all applicable laws;
(h) Accounts billed and/or payable in a Currency other than Dollars;

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(i) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);
(j) Accounts with or in respect of accruals for marketing allowances, incentive rebates, price protection, cooperative advertising and other similar marketing credits, unless otherwise approved by Bank in writing;
(k) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;
(l) Accounts with customer deposits and/or with respect to which Borrower has received an upfront payment, to the extent of such customer deposit and/or upfront payment;
(m) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;
(n) Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);
(o) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);
(p) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);
(q) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;
(r) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);
(s) Accounts for which the Account Debtor has not been invoiced;
(t) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

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(u) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond one hundred twenty (120) days (including Accounts with a due date that is more than one hundred twenty (120) days from invoice date);
(v) Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor;
(w) Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);
(x) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding (whether voluntary or involuntary), or becomes insolvent, or goes out of business;
(y) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25.0%) of all Accounts, (except for Anthem for which such percentage is fifty percent (50%)) for the amounts that exceed that percentage, unless Bank approves in writing; and
(z) Accounts for which Bank in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.
“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.
“Event of Default” is defined in Section 8.
“Exchange Act” is the Securities Exchange Act of 1934, as amended.
“Existing Loan Facilities” is defined in Recital A.
“Existing Recurring Revenue Loan” is defined in Recital A.
“Existing Term Loan” is defined in Recital A.
“Existing Term Loan Balance” is defined in Section 2.3(a)(i).
“Existing Term Loan Maturity Date” is September 1, 2021.
“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal and accrued interest) due on the dates set forth in Section 2.6(e), equal to Two Hundred Sixty-Four Thousand Nine Hundred Forty-One and 32/100 Dollars ($264,941.32).

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“Final Payment Percentage” is equal to four and three-quarters of one percent (4.75%).
“Financial Statement Repository” is Bank’s e-mail address specified in Section 10 or such other means of collecting information approved and designated by Bank after providing notice thereof to borrower from time to time.
“Foreign Currency” means lawful money of a country other than the United States.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.
“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.
“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
“Good Faith Deposit” is defined in Section 2.6(h).
“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit,

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(b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.
“Indemnified Person” is defined in Section 12.3.
“Initial Audit” is Bank’s inspection and audit of Borrower’s Accounts, the Collateral, and Borrower’s Books with results satisfactory to Bank in its sole and absolute discretion.
“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:
(a) its Copyrights, Trademarks and Patents;
(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c) any and all source code;
(d) any and all design rights which may be available to such Person;
(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).
“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

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“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.
“Key Person” is Maeve O’Meara, who is Chief Executive Officer of Castlight as of the Effective Date.
“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.
“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
“Liquidity” is, at any time, the sum of (a) the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents maintained with Bank or its Affiliates, and (b) the Availability Amount.
“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement by Borrower with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.
“Make-Whole Premium” is an amount equal (A) two percent (2.00%) of the outstanding Existing Term Loan if the prepayment is made before the date that is twelve (12) months after the Prior Effective Date, and (B) one percent (1.00%) of the outstanding Existing Term Loan if the prepayment is made on or after the date that is twelve (12) months after the Prior Effective Date, but before the Existing Term Loan Maturity Date. Notwithstanding the foregoing, Bank agrees to waive the Make-Whole Premium if Bank closes on the refinance and re-documentation of the Existing Term Loan under another division of Bank (in its sole and exclusive discretion).
“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or financial condition of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.
“Monthly Financial Statements” is defined in Section 6.2(b).
“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.
“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Termination Fee, the Make-Whole Premium, the Anniversary Fees, the

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Final Payment, the Deferred Jiff Final Payment, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.
“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
“Overadvance” is defined in Section 2.4.
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
“Payment Date” is (a) with respect to Existing Term Loan Advances, the first (1st) calendar day of each month and (b) with respect to Advances, the last calendar day of each month.
“Perfection Certificate” is defined in Section 5.1.
“Permitted Acquisition” means an Acquisition by Borrower provided (a) total cash consideration for such Acquisition does not in the aggregate exceed Ten Million Dollars ($10,000,000) in any fiscal year; (b) the Target shall be in a similar line of business as that of the Borrower; (c) the Target shall be a going concern (other than in respect of the formation of a Subsidiary formed to effect the Acquisition), not involved in any material litigation that is not fully covered by reserves and/or insurance; (d) no Event of Default has occurred and is continuing or would exist after giving effect to such Acquisition; (e) if such Acquisition is in the form of a merger by Borrower into another Person, either Borrower is the surviving legal entity; (f) if such Acquisition is in the form of a merger by a Subsidiary into another Person, one hundred percent (100%) of the outstanding and issued equity of the surviving legal entity shall be owned by Borrower or a Subsidiary; (g) no Indebtedness shall be assumed by any Borrower in connection with such Acquisition; (h) the Acquisition is not a hostile Acquisition; and (i) the Board has approved such Acquisition.
“Permitted Discretion” means the commercially reasonable (from the perspective of a secured lender) credit judgment exercised in good faith in accordance with customary business practices of Bank for comparable secured asset-based lending transactions.
“Permitted Indebtedness” is:

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(a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;
(b) Indebtedness existing on the Prior Effective Date and shown on the Perfection Certificate;
(c) Subordinated Debt;
(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(f) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;
(g) the PPP Indebtedness; and
(h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.
“Permitted Investments” are:
(a) Investments (including, without limitation, Subsidiaries) existing on the Prior Effective Date and shown on the Perfection Certificate;
(b) (i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Bank;
(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;
(d) Investments consisting of deposit accounts in which Bank has a perfected security interest;
(e) Investments accepted in connection with Transfers permitted by Section 7.1;
(f) Investments (i) by Borrower in Subsidiaries not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year and (ii) by Subsidiaries in other Subsidiaries not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year or in Borrower;
(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by the Board;

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(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary; and
(j) Permitted Acquisitions.
“Permitted Liens” are:
(a) Liens existing on the Prior Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;
(b) Liens for taxes, fees, assessments or other government charges or levies, either not due and payable or  being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;
(c) purchase money Liens  on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate amount outstanding, or  existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;
(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;
(g) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary

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course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;
(h) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business;
(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7; and
(j) Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts.
“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“PPP Indebtedness” means Borrower’ Indebtedness pursuant to the Paycheck Protection Program implemented under the Coronavirus Aid, Relief and Economic Security Act of 2020.
“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Prior Effective Date” is defined in Recital A.
“Prior Loan Agreement” is defined in Recital A.
“Quick Assets” is, on any date, Borrower’s unrestricted cash and Cash Equivalents maintained at Bank or an Affiliate of Bank (which must be in an amount of not less than Twenty-Five Million Dollars ($25,000,000)), plus net billed accounts receivable.
“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
“Remaining Months Liquidity” means, as of any date of determination, (a) Liquidity divided by (b) the average monthly EBITDA for the immediately preceding trailing three (3) months.

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“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its Permitted Discretion, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s reasonable belief that any collateral report or financial information furnished by or on behalf of Borrower to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.
“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.
“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee, the absence of which could reasonably be expected to result in a Material Adverse Change (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could reasonably be expected to interfere with the Bank’s right to sell any Collateral.
“Revolving Line” is an aggregate principal amount equal to (a) Twelve Million Five Hundred Thousand Dollars ($12,500,000) prior to completion of the Initial Audit and (b) Twenty-Five Million Dollars ($25,000,000) after completion of the Initial Audit.
“Revolving Line Maturity Date” is May 4, 2023.
“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.
“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
“Specified Affiliate” is any Person (a) more than ten percent (10.0%) of whose aggregate issued and outstanding equity or ownership securities or interests, voting, non-voting or both, are owned or held directly or indirectly, beneficially or of record, by Borrower, and/or (b) whose equity or ownership securities or interests representing more than ten percent (10.0%) of such

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Person’s total outstanding combined voting power are owned or held directly or indirectly, beneficially or of record, by Borrower.
“Streamline Balance” is defined in the definition of Streamline Period.
“Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the Subject Month following the day that Borrower provides to Bank a written report that Borrower has, as of the last day in the immediately preceding Testing Month, as determined by Bank in its discretion, an Adjusted Quick Ratio of at least 1.50 to 1.00 (the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for one (1) fiscal quarter as determined by Bank in its discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable discretion, that the Streamline Balance has been achieved.
“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.
“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.
“Target” is defined in Section 7.3.
“Termination Fee” is defined in Section 2.6(g).
“Subject Month” is the month which is two (2) calendar months after any Testing Month.
“Testing Month” is any month with respect to which Bank has tested Borrower’s Adjusted Quick Ratio to determine whether a Streamline Period is in effect.
“Total Liabilities” is on any day, obligations that should, under GAAP, by classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

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“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.
“Transfer” is defined in Section 7.1.
“Warrant” is, collectively, that certain (i) Warrant to Purchase Stock dated as of May 12, 2015, and (ii) Warrant to Purchase Common Stock dated as of August 29, 2016, each executed by Jiff in favor of Bank, as the same may be amended, modified, supplemented or restated from time to time.
[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.
BORROWER:
JIFF INC.
By: /s/ Maeve O'Meara
Name: Maeve O’Meara
Title: CEO

CASTLIGHT HEALTH, INC.

By: /s/ Maeve O'Meara
Name: Maeve O’Meara
Title: CEO

BANK:
SILICON VALLEY BANK
By: /s/ Robert Mingrone
Name: Robert Mingrone
Title: Director

[Signature Page to the Third Amended and Restated Loan and Security Agreement]

EXHIBIT A – COLLATERAL DESCRIPTION
The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral does not include: (a) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, or any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code), provided that the Collateral shall include one hundred percent (100%) of the issued and outstanding non-voting capital stock of such Subsidiary; (b) any interest of Borrower as a lessee or sublessee under a real property lease; (c) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (d) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank; (e) Governmental Approvals issued by or from any governmental or regulatory authority if granting a security interest or Lien thereon is prohibited or would expose Borrower to the risk of termination, revocation or any similar result with respect to such Governmental Approval; or (f) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Prior Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.
Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.
A-1
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EXHIBIT B
COMPLIANCE STATEMENT

TO:  SILICON VALLEY BANK     Date:
FROM:  JIFF INC. and CASTLIGHT HEALTH, INC.
Under the terms and conditions of the Third Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	(i) Monthly within 30 days for 1st 2 months of each fiscal quarter, and (ii) Monthly within 45 days for last month of fiscal quarter	Yes No
Annual financial statements (CPA Audited)	FYE within 90 days	Yes No
10-Q, 10-K and 8-K	Within 10 days after filing with SEC	Yes No
A/R & A/P Agings and detailed debtor listing	Monthly within 30 days	Yes No
Deferred Revenue Report	Quarterly within 45 days	Yes No
Borrowing Base Statement including a detailed accounts receivable ledger	Weekly on Friday of each week*/monthly within 30 days of month end, and with each request for an Advance	Yes No
Board approved projections	FYE within 30 days and as amended/updated	Yes No
*When Streamline Period is not in effect

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Financial Covenant	Required	Actual	Complies

Maintain:
Adjusted Quick Ratio	1.30:1.00	__ : __	Yes No
Remaining Months Liquidity (tested monthly)	12.00:1.00	___:1.00	Yes No

Streamline Period		Applies

AQR > 1.50:1.00	Yes	Yes No
AQR < 1.50:1.00	No	Yes No
The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.
The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Schedule 1 to Compliance Statement
Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.
Dated: ____________________
I. Adjusted Quick Ratio (Section 6.9(a))
Required: 1.30:1.00
Actual:

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A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower at Bank	$______
B.	Aggregate value of net billed accounts receivable	$______
C.	Quick Assets (line A plus line B)	$______
D.	Aggregate value of obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, that matures within one (1) year	$______
E.	Long term portion of any outstanding Indebtedness of Borrower to Bank (including outstanding Advances)	$______
F.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$______
G.	Line D plus line E plus minus line F	$______
H.	Adjusted Quick Ratio (line C divided by line G)	___:___
Is line A equal or greater than $25,000,000?
          No, not in compliance       Yes, in compliance
Is line H equal to or greater than 1.30:1:00?
          No, not in compliance       Yes, in compliance

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II. Remaining Months Liquidity (Section 6.9(b))

Required: 12.00:1.00

Actual:

A.	Aggregate value of Borrower’s unrestricted and unencumbered cash at Bank	$
B.	Revolving Line	$
C.	Amount available under the Borrowing Base	$
D.	Outstanding principal balance of any Advances and Existing Term Loan	$
E.	Availability Amount (lesser of line B or line C, minus line D)	$
F.	Liquidity (Line A plus line E)	$
G.	As calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period for the immediately preceding trailing three (3) months	$
H.	Interest expense for the immediately preceding trailing three (3) months	$
I.	To the extent deducted in the calculation of line G:	$
	(i) Depreciation expense for the immediately preceding trailing three (3) months	$
	(ii) Amortization expense for the immediately preceding trailing three (3) months	$
J.	Income tax expense for the immediately preceding trailing three (3) months	$
K.	Non-cash stock-based compensation expense for the immediately preceding trailing three (3) months	$
L.	Three Month EBITDA (sum of lines G through line K)	$
M.	Average EBITDA (Line L divided by 3)	$
N.	Remaining Months Liquidity (line F divided by line M)	____:1.00
Is line N equal to or greater than 12.00:1.00?

           No, not in compliance      Yes, in compliance

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EXHIBIT C
Form of Borrowing Resolutions
(see attached)

C-1
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EXHIBIT D
BENEFICIAL OWNERSHIP INFORMATION DISCLOSURE FORM
Company: CASTLIGHT HEALTH, INC.

1.Is the Company any of the following:
i.a public company or an issuer of securities that are registered with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934 or that is required to file reports under Section 15(d) of that Act;
ii.an investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940;
iii.an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940; or
iv.a pooled investment vehicle operated or advised by a regulated financial institution (including an SEC-registered investment adviser)?
YES ☒   NO
If yes, skip to signature. If no, continue to 2:
2.Is the Company a pooled investment vehicle that is not operated or advised by a regulated financial institution?
YES    NO
If yes, skip to 4 below. If no, continue to 3:

3.Does any individual, directly or indirectly (for example, if applicable, through such individual’s equity interests in the Company’s parent entity), through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of the Company:

Yes    No
If yes, complete the following information. If no, continue to 4 below.

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	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date	Percentage of ownership (if indirect ownership, explain structure)
1
2
3
4

4.Identify one individual with significant responsibility for managing the Company, i.e., an executive officer or senior manager (e.g., Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Managing Member or General Partner) or any other individual who regularly performs similar functions. If appropriate, an individual listed in Section 3 above may also be listed here.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date
1
[Signature page follows.]

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The undersigned hereby certifies, to the best of his or her knowledge, that the information set out in this Beneficial Ownership Information Disclosure Form is true, complete and correct.
Date:  May 4, 2020

By: /s/ Maeve O'Meara
Name:  Maeve O’Meara
Title: CEO
Email: ________________________
Phone: ________________________

42052335v6 220763.002102

BENEFICIAL OWNERSHIP INFORMATION DISCLOSURE FORM
Company: JIFF INC.

1.Is the Company any of the following:
i.a public company or an issuer of securities that are registered with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934 or that is required to file reports under Section 15(d) of that Act;
ii.an investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940;
iii.an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940; or
iv.a pooled investment vehicle operated or advised by a regulated financial institution (including an SEC-registered investment adviser)?
YES ☒  NO
If yes, skip to signature. If no, continue to 2:
2.Is the Company a pooled investment vehicle that is not operated or advised by a regulated financial institution?
YES    NO
If yes, skip to 4 below. If no, continue to 3:

3.Does any individual, directly or indirectly (for example, if applicable, through such individual’s equity interests in the Company’s parent entity), through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of the Company:

YES   NO
If yes, complete the following information. If no, continue to 4 below.

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	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date	Percentage of ownership (if indirect ownership, explain structure)
1
2
3
4

4.Identify one individual with significant responsibility for managing the Company, i.e., an executive officer or senior manager (e.g., Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Managing Member or General Partner) or any other individual who regularly performs similar functions. If appropriate, an individual listed in Section 3 above may also be listed here.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date
1
[Signature page follows.]

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The undersigned hereby certifies, to the best of his or her knowledge, that the information set out in this Beneficial Ownership Information Disclosure Form is true, complete and correct.
Date:  May 4, 2020

By: /s/ Maeve O'Meara_
Name:  Maeve O’Meara
Title: CEO
Email: ________________________
Phone: ________________________

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